UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2010

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 14, 2010, Marina Biotech, Inc. (the “Company”) approved the grant of: (i) options to purchase 79,700 shares of its common stock, par value $0.006 per share (“Common Stock”), to J. Michael French, the President and Chief Executive Officer of the Company, and (ii) options to purchase 22,500 shares of Common Stock to Peter S. Garcia, the Chief Financial Officer and Secretary of the Company. The options have an exercise price of $2.45 per share. One-third of the options shall be vested on the first anniversary of the grant date, one-third of the options shall vest quarterly in equal installments commencing after the first anniversary of the grant date and shall be vested in full on the second anniversary of the grant date and one-third of the options shall vest quarterly commencing after the second anniversary of the grant date and shall be vested in full on the third anniversary of the grant date.

Item 8.01	Other Events.

The Company is filing this Current Report on Form 8-K to file as exhibits the unaudited financial statements of Cequent Pharmaceuticals, Inc. (“Cequent”), and the notes thereto, as of and for the period ended June 30, 2010 (the “Cequent Financial Statements”), and the Company’s unaudited pro forma condensed combined consolidated financial information, which reflects the Cequent Financial Statements, which are included as Exhibits 99.1 and 99.2, respectively. As previously disclosed, the Company consummated the acquisition of Cequent on July 21, 2010 pursuant to that certain Agreement and Plan of Merger, dated as of March 31, 2010, by and among the Company, Cequent, Calais Acquisition Corp. and a representative of the stockholders of Cequent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited financial statements of Cequent Pharmaceuticals, Inc. as of June 30, 2010

99.2	Unaudited pro forma condensed combined consolidated financial information of Marina Biotech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

October 15, 2010	By:	/s/ Peter S. Garcia
	Name:	Peter S. Garcia
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited financial statements of Cequent Pharmaceuticals, Inc. as of June 30, 2010

99.2	Unaudited pro forma condensed combined consolidated financial information of Marina Biotech, Inc.